KVH INDUSTRIES, INC.


                           NOTICE OF ANNUAL MEETING OF
                                  SHAREHOLDERS
                           to be held on May 26, 1999

                                       and


                                 PROXY STATEMENT














                                    IMPORTANT
                      Please mark, sign and date your proxy
                and promptly return it in the enclosed envelope.

KVH Industries, Inc.
50 Enterprise Center
Middletown, RI 02842





April 19, 1999





Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of KVH Industries, Inc. The meeting will be held at the offices of Foley, Hoag & Eliot LLP, One Post Office Square, 16th Floor, Boston, Massachusetts on Wednesday, May 26, 1999, beginning at 11:00 a.m. local time.

As a stockholder, your vote is important. We encourage you to execute and return your proxy promptly whether you plan to attend the meeting or not so that we may have as many shares as possible represented at the meeting. Returning your completed proxy will not prevent you from voting in person at the meeting prior to the proxy's exercise if you wish to do so.

Thank  you  for  your  cooperation,   continued  support  and  interest  in  KVH
Industries, Inc.



/s/ Martin Kits van Heyningen

Martin Kits van Heyningen
President and Chief Executive Officer

                              KVH Industries, Inc.

                    Notice of Annual Meeting of Stockholders

                                  May 26, 1999




Notice is hereby given that the Annual Meeting of Stockholders of KVH Industries, Inc. (the "Company") will be held at the offices of Foley, Hoag & Eliot LLP, One Post Office Square, 16th Floor, Boston, Massachusetts on Wednesday, May 26, 1999, beginning at 11:00 a.m. local time for the following purposes:

     1.  To vote upon the election of three Class III Directors

     2. To vote upon a proposed amendment to the Company's 1996 Incentive and Nonqualified Stock Option Plan

     3. To vote upon a proposed amendment to the Company's 1996 Employee Stock Purchase Plan; and

     4. To transact such further business as may properly come before the Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 31, 1999, as the record date for the determination of the stockholders of the Company entitled to notice of, and to vote at, said Meeting and any adjournment thereof. Only stockholders of record on such date are entitled to notice of, and to vote at, said Meeting or any adjournment thereof.


By Order of the Board of Directors,



/s/ Robert Kits van Heyningen

Robert Kits van Heyningen
Secretary

Middletown, Rhode Island
April 19, 1999









                             YOUR VOTE IS IMPORTANT

          Please sign and return the enclosed proxy, whether or not you plan to attend the meeting.

                              KVH Industries, Inc.
                              50 Enterprise Center
                         Middletown, Rhode Island 02842
                                 (401) 847-3327

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                             To Be Held May 26, 1999

     This Proxy Statement and the enclosed form of proxy are being mailed to stockholders on or about April 19, 1999, in connection with the solicitation by the Board of Directors of KVH Industries, Inc. (the "Company") of proxies to be used at the Annual Meeting of Stockholders of the Company, to be held on Wednesday, May 26, 1999, and at any and all adjournments thereof (the "Annual Meeting"). When proxies are returned properly executed, the shares represented will be voted in accordance with the stockholder's directions. Stockholders are encouraged to vote on the matters to be considered. If no choice has been specified by a stockholder, the shares will be voted as recommended by management. Any stockholder may revoke a proxy at any time before it has been exercised by providing the Company with a later dated proxy, by notifying the Company's Secretary in writing or by orally notifying the Company in person.

     The Board of Directors of the Company (the "Board") has fixed the close of business on March 31, 1999, as the record date for the determination of the stockholders of the Company entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. Only stockholders of record on such date are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. At the close of business on the record date, there were issued and outstanding 7,205,928 shares of the Company's Common Stock, $.01 par value (the "Common Stock"), entitled to vote. Each share is entitled to one vote.

     The by-laws of the Company provide that the holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting. Shares of Common Stock represented by a properly signed and returned proxy will be treated as present at the Annual Meeting for purposes of determining a quorum. Abstentions and broker non-votes with respect to any particular proposals will not affect the determination of a quorum. Thus, shares voted to abstain as to a particular matter, or as to which a nominee (such as a broker holding shares in street name for a beneficial owner) has no voting authority in respect of a particular matter, shall be deemed present for purposes of determining a quorum. A stockholder who attends the Annual Meeting may not withhold his shares from the quorum count by declaring such shares absent from the Annual Meeting.

     The Class III Directors to be elected at the meeting will be elected by a plurality of the votes properly cast. Abstentions and broker non-votes as to this proposal and election do not count as votes for or against such matters.

     Votes will be tabulated by the Company's transfer agent, Boston EquiServe.


                              ELECTION OF DIRECTORS

     The Company's by-laws provide for a Board of Directors consisting of from two to seven members. Within such limits, the number of directors constituting the whole Board is determined by the stockholders at the annual meeting of stockholders, and may be increased or decreased by the stockholders or the directors from time to time. The Board is divided into three classes, designated as Class I, Class II and Class III. Classes I and II each contain two directors. Class III includes three directors. Directors are elected to serve for three-year terms, and until their respective successors are duly elected and qualified. The term of one of the three classes of directors expires each year at the Company's annual meeting or special meeting in lieu thereof.

     The number of directors constituting the whole Board is currently fixed at seven. The term of the Company's three Class III Directors will expire at the 1999 Annual Meeting. The Board has nominated, Robert W. B. Kits van Heyningen, Martin A. Kits van Heyningen and Werner Trattner, who currently serve as Class III Directors, for reelection as Class III Directors at the 1999 Annual Meeting, each to serve until the Company's annual meeting of stockholders in 2002 or special meeting in lieu thereof, and until a successor is duly elected and qualified.

     The Company's Class I Directors are Mark S. Ain and Stanley K. Honey. Their terms as directors will expire at the Company's 2000 annual meeting of stockholders or special meeting in lieu thereof. The Company's Class II Director is Arent H. Kits van Heyningen. His term as director will expire at the Company's 2001 annual meeting of stockholders or special meeting in lieu thereof. The Company intends to select an individual to complete the term of the Class II Director position held by James Saalfield, who resigned from the Board in October 1998.

     Robert W. B. Kits van Heyningen, Martin A. Kits van Heyningen and Werner Trattner have agreed to serve as Class III Directors if elected, and the Company has no reason to believe that they will be unable to serve. In the event that either is unable or declines to serve as director at the time of the Annual Meeting, proxies will be voted for such other nominee as is then designated by the Board.


     The Board recommends that you vote FOR the election of each of Robert W. B. Kits van Heyningen, Martin A. Kits van Heyningen and Werner Trattner as a Class III Director of the Company.


                     AMENDMENT TO THE 1996 STOCK OPTION PLAN

     The Board of Directors has approved a proposed amendment to the Company's 1996 Incentive and Nonqualified Stock Option Plan (the "1996 Option Plan") that would increase shares reserved for issuance under the 1996 Option Plan by 500,000 shares to 1,415,000 shares from 915,000 shares. As of December 31, 1998, options to purchase a total of 1,194,633 shares of Common Stock were outstanding under the 1996 Option Plan and the 1995 Incentive Stock Option Plan. The Company believes that stock options are an important incentive for recruiting and retaining highly qualified employees, officers and directors. Approval of this amendment would increase the total shares available for disbursement under the two plans to 715,498 shares and allow the Company to continue offering its officers, employees and directors stock option incentives.

     The Board recommends that you vote FOR an amendment to the Company's 1996 Incentive and Nonqualified Stock Option Plan increasing the number of shares reserved for issuance pursuant to options granted under the Plan to 1,415,000 shares from 915,000 shares.


                  AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN

     The Board of Directors has approved an amendment that would increase the shares reserved for issuance under the 1996 Employee Stock Purchase Plan (the "Stock Purchase Plan") by 150,000 shares to 300,00 shares from 150,000 shares. The amendment also would establish the maximum number of shares offered to employees in any six-month period at one percent of the Company's outstanding shares. The Company believes that employees who are also stockholders are more committed and loyal to the Company. As of December 31, 1998, employees had purchased a total of 93,210 shares under the Plan and 56,790 shares remained to be offered pursuant to the Plan. Approval of the amendment would allow the Company to continue offering its employees the incentive to participate in the Company's growth as shareholders.

     The Board recommends that you vote FOR the amendment to increase shares of Common Stock reserved for issuance under the Employee Stock Purchase Plan by 150,000 shares and limit the number of shares offered to employees in any six-month period to one percent of the Company's outstanding shares at the beginning of each period.

                        DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to the directors and executive officers of the Company:

           Name                                Age                              Position

Arent H. Kits van Heyningen(1)                 83             Chairman, Board of Directors
Martin A. Kits van Heyningen(1)                40             President, Chief Executive Officer and Director
A. Nath Srivastava                             53             Chief Operating Officer
Richard C. Forsyth                             52             Chief Financial Officer
Josina de Smit(2)                              62             Treasurer
Sid Bennett                                    60             Vice President, FOG Business Development
Christopher T. Burnett                         44             Vice President of Business Development
James S. Dodez                                 40             Vice President of Marketing and Sales Support
Robert W. B. Kits van Heyningen(1)             42             Vice President of R&D and Director
Mads E. Bjerre-Petersen                        55             Managing Director, KVH Europe
Mark S. Ain(4)                                 55             Director
Stanley K. Honey(3)                            44             Director
Werner Trattner(3), (4)                        46             Director



(1) Arent Kits van Heyningen is the father of Martin Kits van Heyningen and Robert Kits van Heyningen
(2) Josina de Smit is the spouse of Arent Kits van Heyningen and the mother of Martin Kits van Heyningen and Robert Kits van Heyningen
(3) Member of the Audit Committee
(4) Member of the Compensation Committee

     Arent H. Kits van Heyningen, a founder of the Company, has been Chairman of the Company's Board of Directors since 1982. He also has served as the Company's Chief Scientist since that time. From 1963 to 1986, Mr. Kits van Heyningen was Principal Engineer at the Submarine Signal Division of Raytheon Company. Mr. Kits van Heyningen received a BS and an MS in electrical engineering from Delft Technical University, The Netherlands.

     Martin A. Kits van Heyningen, a founder of the Company, has been President and a director of the Company since 1982 and has served as the Company's Chief Executive Officer since 1990. From 1980 to 1982, Mr. Kits van Heyningen was employed as a marketing consultant by the New England Consulting Group, a marketing consulting firm. Mr. Kits van Heyningen received a BA cum laude from Yale University.

     A. Nath Srivastava has been Chief Operating Officer since 1998 when he joined the Company from his prior position as managing partner and president of Manufacturing Diagnostics Group, a consulting and acquisition organization that he co-founded. Previously he was Chief Executive Officer of Market Forge Industries, Chief Operating Officer of Servolift Eastern Corporation and plant manager for Litton Westrex OEM Products, Inc., a former division of Litton Industries. Mr. Srivastava holds an MBA from Northeastern University, an MS in computer science from the University of Rhode Island and a BS in mechanical engineering from Allahabad University.

     Richard C. Forsyth has been Chief Financial Officer of KVH since joining the Company in 1988. Mr. Forsyth consulted for Technology Transition, Inc., a venture capital firm, from 1986 until 1988 and served as the Chief Financial Officer for two of Technology Transition's portfolio companies. Between 1981 and 1985, Mr. Forsyth was Divisional Controller at Wang Laboratories, a computer manufacturer. Mr. Forsyth is a Certified Public Accountant and received BS and AB degrees from Boston College.

     Josina de Smit, a founder of the Company, has been Treasurer of KVH since 1986. Previously Ms. de Smit held a variety of financial, administrative and human resources positions at the Company, including Financial Manager and Human Resources Manager.

     Sid Bennett joined the Company as Vice President of the Fiber Optic Group in November 1997 after the group was acquired from Andrew Corporation. Mr. Bennett was employed by Andrew Corporation from 1985 to 1997 and his most recent positions were Director, Sensor Products, and President, Andrew-Thompson Broadcasting, Inc. Previously Mr. Bennett was with Sanders Associates managing military electronic systems development. Mr. Bennett has received a BEE from Cornell University and an MEE from New York University. He is Chair of the IEEE Gyro and Accelerometer Panel and a member of the Board of Governors of the IEEE Aerospace and Electronic Systems Society.

     Christopher T. Burnett has been KVH's Vice President of Business Development since 1994. Mr. Burnett joined the Company in 1988 as its Director of Business Development and held that position until 1994. From 1985 until 1988, Mr. Burnett was Program Manager for Sippican Inc., an engineering and manufacturing company. From 1983 until 1985, Mr. Burnett was a Senior Consultant in the Aerospace Defense Consulting Group of Peat Marwick and Mitchell. Mr. Burnett received a BS from the U.S. Naval Academy and an MBA from Golden Gate University.

     James S. Dodez was named KVH's Vice President of Marketing and Sales Support in October 1998 after serving as the Vice President of Marketing and Reseller Sales since 1995. Mr. Dodez joined KVH in 1986 as Marketing Director, a position he held until 1995. From 1985 until 1986, Mr. Dodez was Marketing Director at Magratten Wolley, Inc., an advertising agency. Mr. Dodez received a BS from Miami University (Ohio).

     Robert W. B. Kits van Heyningen, a founder of the Company, has been a director since 1982 and the Company's Vice President of Research and Development since 1998. Previously he served as the Company's Vice President of Engineering from 1982 until 1998. Mr. Kits van Heyningen was an associate engineer at the Submarine Signal Division of Raytheon Company and was also a consultant to various companies and universities from 1980 to 1985. Mr. Kits van Heyningen received a BS in physics from McGill University.

     Mads E. Bjerre-Petersen has been Managing Director of the Company's Danish subsidiary, KVH Europe A/S, since 1992. After founding in 1976 KVH Europe's predecessor company, Danaplus A/S, Mr. Bjerre-Petersen served as its Managing Director until 1992, when the Company acquired its assets in a bankruptcy proceeding. Prior to founding Danaplus A/S, Mr. Bjerre-Petersen founded and operated MBP Trading, a marine electronic distribution firm. Mr. Bjerre-Petersen received a MSc in mechanical engineering from Technical University of Denmark.

     Werner Trattner has been a director of the Company since 1994. Mr. Trattner has been Chief Financial Officer/Vice President of Sales of Swarovski Optik KG, an Austrian manufacturer of optical equipment, since 1989. Mr. Trattner received a degree in business administration from the Studiengemeinschaft in Darmstadt, Germany and received a diploma from the Controller Akademie in Munich/Gauting, Germany. Mr. Trattner completed the Program for Executive Development at the International Institute for Management Development in Lausanne, Switzerland.

     Mark S. Ain has been a director of the Company since 1997. He is the founder, Chief Executive Officer, and Chairman of the Board of Directors of Kronos Incorporated since its organization in 1977. He also held the office of President from 1977 until October 1996. From 1974 to 1977, Mr. Ain operated his own consulting company, providing strategic planning, product development and market research services. From 1971 to 1974, he was associated with a consulting firm. From 1969 to 1971, Mr. Ain was employed by Digital Equipment Corporation in product development and as Sales Training Director. He received a BS from the Massachusetts Institute of Technology and an MBA from the University of Rochester.

     Stanley K. Honey has been a director of the Company since 1997. He has been the Executive Vice President and Chief Technology Officer of SporTVision Systems, LLC, since November 1997. From 1993 to 1997 Mr. Honey was Executive Vice President, Technology, for the New Technology Group of News Corporation. From 1989 to 1993 Mr. Honey was President and Chief Executive Officer of ETAK, Inc., a wholly-owned subsidiary of News Corporation. Mr. Honey founded ETAK in 1983 and was its Executive Vice President, Engineering, until it was acquired by News Corporation in 1989. Mr. Honey received a BS from Yale University and an MS from Stanford University.


Nominees for Election to the Board

     The Board of Directors is divided into three classes, each of whose members serve for a staggered three-year term. The full Board is comprised of two Class I Directors, two Class II Directors and three Class III Directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The terms of the Class III directors expire at the 1999 Annual Meeting. Robert W. B. Kits van Heyningen, Martin A. Kits van Heyningen and Werner Trattner are nominees for election as Class III Directors. The two Class I Directors are Messrs. Ain and Honey and the Class I Director is Arent H. Kits van Heyningen. There is a vacancy on the Board caused by the resignation of a Class II Director in October 1998. The terms of the current Class II Directors and Class I Directors will expire upon the election and qualification of successor directors at the annual meeting of stockholders held in calendar years 2000 and 2001, respectively. The terms of the Class III Directors to be elected at this Annual Meeting shall expire upon the election and qualification of successor directors at the annual meeting of stockholders held in calendar year 2002. Executive officers of the Company are appointed by and serve at the discretion of the Board of Directors.


Committees and Meetings of the Board

     During the fiscal year ended December 31, 1998 ("1998"), the Board met six times. No incumbent director attended fewer than 80% of the aggregate of the total number of meetings held by the Board and Committees of the Board on which he served.

     The Board currently has two committees. The Audit Committee (currently composed of Werner Trattner and Stanley Honey) reviews the internal accounting procedures of the Company and consults with and reviews the services provided by the Company's independent auditors. The Audit Committee met once during fiscal 1998. The Compensation Committee (currently composed of Werner Trattner and Mark
Ain) makes general policy decisions relating to compensation and benefits for the Company's employees, including decisions with respect to compensation for the Company's executive officers, and administers the Company's 1996 Incentive and Nonqualified Stock Option Plan (the "1996 Option Plan"), 1995 Incentive Stock Option Plan (the "1995 Option Plan") and 1996 Employee Stock Purchase Plan. The Compensation Committee met three times during fiscal 1998.


                REMUNERATION OF EXECUTIVE OFFICERS AND DIRECTORS

Directors' Compensation

     Each non-employee director of the Company receives a fee of $1,500 for attending each meeting of the Board of Directors and is reimbursed, upon request, for expenses incurred in attending such meetings. Pursuant to the Company's 1996 Stock Option Plan, each new non-employee director of the Company, upon his election to the Board, will be granted on a non-discretionary basis a non-qualified option to purchase 10,000 shares of Common Stock at an exercise price equal to fair market value of the Common Stock on the date of grant. Each such option will be for a term of five years and will vest in four equal quarterly installments. Following each annual meeting of stockholders of the Company, each non-employee director then continuing in office will be granted on a non-discretionary basis a non-qualified option to purchase an additional 5,000 shares of Common Stock, at an exercise price equal to the fair market value of the Common Stock on the date on which it is granted. Each such option will be for a term of five years and will vest on the date it is granted.


Executive Compensation

     The following table sets forth certain information concerning the compensation for services rendered in all capacities to the Company for the fiscal years ended December 31, 1998 ("1998"), December 31, 1997 ("1997") and December 31, 1996 ("1996") of (i) those persons who served as the Chief Executive Officer of the Company during 1997 and (ii) the Company's four most highly compensated executive officers, other than the Company's Chief Executive Officer, who were serving on December 31, 1998, and whose salary and bonus for 1998 exceeded $100,000 (collectively, the "Named Executive Officers"):


                           Summary Compensation Table

                                                                                                        Long-term
                                                                                                       Compensation
                                                                    Annual Compensation                   Awards
                                                                                                        Securities
             Name and                       Fiscal             Salary(1)            Bonus(2)            Underlying
        Principal Position                   Year                 ($)                 ($)               Options(#)
-----------------------------------         --------          ------------         -----------         -------------

Martin A. Kits van Heyningen                 1998               180,000                   --              78,000
  President and Chief Executive              1997               150,000              106,248                  --
  Officer                                    1996               150,000              119,438              60,000

Robert W. B. Kits van Heyningen              1998               136,500                   --              25,000
  Vice President of                          1997               130,000               63,744                  --
  Research and Development                   1996               130,000               71,633                  --

Arent H. Kits van Heyningen                  1998               126,000                   --              15,000
  Chairman,  Board of                        1997               120,000               42,498                  --
  Directors                                  1996               120,000               47,775                  --

Christopher T. Burnett                       1998               147,621 (3)               --              24,000
  Vice President of Business                 1997               148,464 (3)           10,625               5,000
  Development                                1996               140,166 (3)           11,944                  --

James S. Dodez                               1998               137,783 (4)               --              50,000
----------------------------------           1997               135,303 (4)           10,625                  --
  Vice President of Marketing                1996               135,687 (4)           11,944              50,000
  and Sales Support



(1) Includes amounts deferred by the named individuals pursuant to the Company's 401(k) Plan and Trust. Amounts shown do not include amounts expended by the Company pursuant to plans (including group disability, life and health) that do not discriminate in scope, terms or operation in favor of officers and directors and are generally available to all salaried employees.
(2) Amounts reported for each fiscal year include amounts earned with respect to that fiscal year fiscal year.r but paid in the subsequent
(3) Includes commissions as follows: $15,321 in 1998, $20,156 in 1997 and $20,166 in 1996. (4) Includes commissions as follows: $17,783 in 1998, $23,188 in 1997 and $25,687 in 1996.


Bonus Program

     The Company maintains a bonus program for certain qualified employees, including executive officers, under which such employees may be awarded cash bonuses based upon individual performance and the performance and profitability of the Company, at the discretion of the Board of Directors. All bonuses earned under the bonus program for the year ended December 31, 1998, are included in the foregoing compensation table.

                            Summary of Option Grants

     The following table sets forth certain information regarding stock options granted by the Company to the individuals named in the Summary Compensation
Table:

              Option Grants in Fiscal Year Ended December 31, 1998

                                                                                                   Potential Realizable
                                                            Individual Grants                        Value at Assumed
                                                     Percent of                                       Annual Rates of
                                        Number of   Total Options    Exercise                           Stock Price
                                      Shares Under-  Granted to       or Base                        Appreciation For
                                      lying Options Employees in       Price        Expiration        Option Term (2)
           Name                        Granted(#)    Fiscal Year     ($/Sh)(1)         Date            5%($)      10%($)

Martin A. Kits van Heyningen           30,000           4.4            4.538         3/02/03       21,799.84     63,160.61
                                                        3.5            4.125         7/11/01       17,629.39     37,354.43
                                      24,000(3)         1.9            4.125         4/19/01        8,829.07     18,601.34
                                                        1.6            4.538         4/19/01        2,956.46     11,272.60
                                      12,966(3)

                                      11,034(3)

Robert W. B. Kits van Heyningen        25,000           3.6            4.538         3/02/03       18,166.54    52,633.84

Arent H. Kits van Heyningen            15,000           2.2            4.538         3/02/03       10,899.92    31.580.31

Christopher T. Burnett                 20,000           2.9            4.125         3/02/03       22,793.23     50,367.08
                                                        0.6            4.125         3/03/02        3,558.53       670.43
                                      4,000(3)

James S. Dodez                         10,000           1.5            4.125         3/02/03       11,396.61     25,183.54
                                                        5.5            4.125         5/09/01       26,070.46     55,001.31
                                      37,576(3)         0.4            4.125         5/09/01        1,681.79     3,548.09

                                      2,424(3)

(1) All options were granted at fair market value as determined by the Board of Directors of the Company on the date of grant, with the exception of Arent H., Martin A. and Robert W.B. Kits van Heyningen whose shares were granted at 110 percent of fair market value.
(2) Amounts reported in this column represent hypothetical values that may be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation of the Company's Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not represent the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Company's Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals. This table does not take into account any appreciation in the price of the Common Stock from the date of grant to the current date. The values shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise.
(3) New Option shares amounting to 80 percent of previously granted options with exercise prices of $5.00 per share or more that were exchanged under a stock option repricing program with new exercise prices ranging from $4.125 to $4.538 per share based upon the fair market closing price on March 2, 1998.

     Aggregate Option Exercise in Fiscal Year ended December 31, 1998, and Option Values As of December 31, 1998

     The following table sets forth for each of the Named Executive Officers certain information concerning options exercised during the fiscal year ended December 31, 1998 and the number of shares subject to both exercisable and unexercisable options as of December 31, 1998:

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-end Option Values

                                                                      Number of Shares of
                                      Shares                        Common Stock Underlying         Value of Unexercised
                                     Acquired                         Unexercised Options           In-the-Money Options
                                        on           Value              at 12/31/98(#)               at 12/31/98 ($)(2)
                                                                   --------------------------     -------------------------
          Name                      Exercise(#) Realized($)(1)   Exercisable    Unexercisable   Exercisable    Unexercisable
Martin A. Kits van Heyningen            --            --           173,000         30,000            --              --
Robert W. B. Kits van Heyningen         --            --           125,000         25,000            --              --
Arent H. Kits van Heyningen             --            --           125,000         15,000            --              --
Christopher T. Burnett                16,700        44,693          29,000         20,000            --              --
James S. Dodez                          --            --            53,094          23,334          16,385           --



(1) Value is based on the last sale price of the Common Stock on the exercise date, as reported by the NASDAQ National Market, less the applicable option exercise price.
(2) Value is based on the last sale price of the Common Stock in 1998 ($1.22 per share on December 31, 1998), as reported by the NASDAQ National Market, less the applicable option exercise price.


Stock Option Plans

     The Company's 1995 Option Plan authorizes the grant of options to purchase 740,000 shares of Common Stock, all of which are intended to qualify as Incentive Options. The Company's 1996 Option Plan authorizes the grant of options to purchase a total of 915,000 shares of Common Stock. The 1996 Option Plan authorizes the grant of options intended to qualify as Incentive Options and also authorizes the grant of Nonqualified Options, including non-discretionary, formula grants of nonqualified options to non-employee directors. As of December 31, 1998, options to purchase a total of 1,194,633 shares of Common Stock, having a weighted average exercise price of $3.14 per share, were outstanding under the 1995 and 1996 Option Plans (the "Option Plans").

     The Option Plans are each administered by the Compensation Committee of the Board of Directors (the "Committee") consisting of non-employee directors, as that term is defined under rules promulgated by the Securities and Exchange Commission. The Committee will select the individuals to whom awards will be granted and determine the option exercise price and other terms of each award, subject to the provisions of the Option Plans.

     No Incentive Options may extend for more than ten years from the date of grant (five years in the case of an employee or officer holding 10% or more of the total combined voting power of all classes of stock of the Company or any subsidiary or parent [a "greater-than-ten-percent-stockholder"]). The exercise price for Incentive Options may not be less than the fair market value of the Common Stock on the date of grant (110% of fair market value in the case of a greater-than-ten-percent-stockholder). The aggregate fair market value (determined at the time of grant) of shares issuable pursuant to Incentive Options which first become exercisable by an employee or officer in any calendar year may not exceed $100,000. Participants in the 1996 Option Plan may not be granted options with respect to more than 120,000 shares of Common Stock in any calendar year.

     Options are non-transferable except by will or by the laws of descent or distribution. Incentive Options generally may not be exercised after (i) termination by the Company for cause or voluntary termination by the optionee of an optionee's employment with the Company, (ii) thirty days following the optionee's retirement from the Company in good standing by reason of age or termination by the Company without cause of the optionee's employment with the Company, or (iii) one year following an optionee's retirement from the Company in good standing by reason of disability or death. Nonqualified Options under the 1996 Option Plan need not be subject to the foregoing restrictions.

     Payment of the exercise price for shares subject to options may be made with (i) cash, check, bank draft or postal or express money order payable to the order of the Company for an amount equal to the exercise price for such shares;
(ii) with the consent of the Committee, shares of Common Stock of the Company having a fair market value equal to the option price of such shares; (iii) in the case of the 1996 Option Plan, a promissory note or other consideration acceptable to the Committee having a fair market value not less than the option price; or, (iv) with the consent of the Committee, a combination of the foregoing. Full payment for shares purchased upon exercise of an option must be made at the time of exercise.


     Federal Income Tax Information with Respect to the Option Plans

     The grantee of an Incentive Option under the Option Plans recognizes no income for federal income tax purposes on the grant thereof. Except as described below with respect to the alternative minimum tax, there is no tax upon exercise of an Incentive Option. If no disposition of shares acquired upon exercise of the Incentive Option is made by the option holder within two years from the date of the grant of the Incentive Option or within one year after exercise of the Incentive Option, any gain realized by the option holder on the subsequent sale of such shares is treated as a long-term capital gain for federal income tax purposes. If the shares are sold prior to the expiration of such periods, the differences between the lesser of the value of the shares at the date of exercise or at the date of sale and the exercise price of the Incentive Option is treated as compensation to the employee taxable as ordinary income and the excess gain, if any, is treated as capital gain (which will be long-term capital gain if the shares are held for more than one year).

     The excess of the fair market value of the underlying shares over the option price at the time of exercise of an Incentive Option will constitute an item of tax preference for purposes of the alternative minimum tax. Taxpayers who incur the alternative minimum tax are allowed a credit which may be carried forward indefinitely to be used as a credit against regular tax liability in a later year; however, the minimum tax credit cannot reduce the regular tax below the alternative minimum tax for that carryover year.

     In connection with the sale of the shares covered by Incentive Options under the Option Plans, the Company is allowed a deduction for tax purposes only to the extent, and at the time, the option holder receives ordinary income (for example, by reason of the sale of shares by the holder of an Incentive Option within two years of the date of the granting of the Incentive Option or within one year after the exercise of the Incentive Option), subject to certain limitations on the deductibility of compensation paid to executives.

     The grantee of a Nonqualified Option under the 1996 Option Plan recognizes no income for federal income tax purposes on the grant thereof. On the exercise of a Nonqualified Option, the difference between the fair market value of the underlying shares of Common Stock on the exercise date and the option exercise price is treated as compensation to the holder of the option taxable as ordinary income in the year of exercise, and such fair market value becomes the basis for the underlying shares which will be used in computing any capital gain or loss upon disposition of such shares. Subject to certain limitations, the Company may deduct for the year of exercise an amount equal to the amount recognized by the option holder as ordinary income upon exercise of a Nonqualified Option.


Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors is composed of independent, non-employee directors. The Committee currently consists of Messrs. Trattner and Ain.

Compensation Committee Report on Executive Compensation

     Compensation Policy

     The Company's compensation package for its executive officers for fiscal 1998 had three principal components: (1) base salary; (2) bonus; and (3) stock options. The Company's executive officers were also eligible to participate in other employee benefit plans on substantially the same terms as other employees who meet applicable eligibility criteria, subject to any legal limitations on the amounts that may be contributed or the benefits that may be payable under these Company plans.

     Base salary levels for the Company's executive officers are intended to be fair and competitive in the Company's industry. Salaries for executive officers are reviewed annually, and any adjustments are based on individual performance, change in responsibilities and market-based comparisons with other comparable companies.

     Bonuses for the Company's executive officers generally are based on a percentage of base salary and conditioned upon the Company's ability to achieve its financial plan.

     Stock option awards are intended to provide the executive officers with longer-term incentives that more generally align their interests with those of the Company's stockholders. The Compensation Committee granted additional incentive stock options to 10 of the Company's executive officers during fiscal 1998.


SUBMITTED BY THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS


/s/ Werner Trattner
/s/ Mark Ain


Werner Trattner
Mark S. Ain


Stock Option Repricing

     On March 2, 1998, the Compensation Committee of the Board of Directors approved a stock option repricing program pursuant to which all employees and directors of the company could elect to exchange certain previously granted incentive and non-qualifying stock options for a "New Option" granted under the 1996 Plan. The Company repriced the options because the exercise prices of such options were significantly higher than the fair market value of the Company's Common Stock and therefore did not provide the desired incentive to employees. The Board of Directors believes that stock option plans promote the interests of the Company by providing an inducement to obtain and retain the services of qualified employees and officers and that stock option participation aligns executive officers' interests with those of the stockholders.

     Under the terms of the exchange, employees had the option to surrender all outstanding previously granted options with exercise prices of $5.00 per share or more for a New Option amounting to 80 percent of the previously granted options at new exercise prices ranging from $4.125 to $4.538 per share. Options to purchase 361,500 shares of Common Stock, with an average exercise price per share of $7.77, were surrendered and exchanged for 289,200 shares repriced at exercise prices ranging from $4.125 to $4.538 per share, based upon the closing price for the Company's stock on March 2, 1998. The vesting schedule and all other terms and conditions of the options remained unchanged.

     The following table sets forth the Company's stock option repricing information with respect to the beneficial ownership of the Common Stock as of March 31, 1999, by each current director and executive officer of the Company who participated in the option exchange:



                          Ten-year Option/SAR Repricing

                                                                                                       Length of
                                                                                                Exercise Original Option
                                                 Number of       Market      Price at                   Term
                                                Securities      Price Of      Time of                Remaining at
                                                Underlying      Stock at     Repricing      New         Date of
                                               Options/SARs     Time of         Or       Exercise    Repricing or
                Name                            Repriced or    Repricing     Amendment     Price       Amendment
                                       Date     Amended (#)   or Amendment
                                                                  ($)           ($)          ($)        (Years)

Mark Ain
  Director                            3/2/98        8,000        4.125         6.750       4.125         3.93

Mads Bjerre-Petersen
  Managing Director, KVH Europe       3/2/98       20,000        4.125         7.375       4.125         4.00

Christopher Burnett
  Vice President, Business
   Development                        3/2/98        4,000        4.125         7.375       4.125         4.00

Josina de Smit
  Treasurer                           3/2/98       20,000        4.125         8.390       4.538         3.64

James Dodez
  Vice President, Marketing and
  Sales Support                       3/2/98       40,000        4.125         8.000       4.125         3.19

Richard C. Forsyth
  Chief Financial Officer             3/2/98       40,000        4.125         8.000       4.125         3.19

Stanley K. Honey                      3/2/98        8,000        4.125         5.500       4.125         4.18
  Director

Martin A. Kits van Heyningen          3/2/98       24,000        4.125         8.750       4.125         3.36
  President and                       3/2/98       12,966        4.125         7.250       4.125         3.13
  Chief Executive Officer             3/2/98       11,034        4.125         7.980       4.538         3.13

James Saalfield                       3/2/98        8,000        4.125         6.500       4.125         3.09
  Director                            3/2/98        4,000        4.125         8.250       4.125         4.40

Werner Trattner                       3/2/98        8,000        4.125         6.500       4.125         3.09
  Director                            3/2/98        4,000        4.125         8.250       4.125         4.40


     The following Performance Graph compares the performance of the Company's cumulative stockholder return with that of two broad market indexes, the NASDAQ Stock Market Index for U.S. Companies and the NASDAQ Telecommunications Stock Index.

     The cumulative stockholder return for shares of the Company's Common Stock is calculated assuming $100 was invested on April 2, 1996, the date on which the Company's Common Stock commenced trading on the NASDAQ National Market. The cumulative stockholder returns for the market indexes are calculated assuming $100 was invested on April 2, 1996. The Company paid no cash dividends during the periods shown. The performance of the market indexes is shown on a total return basis.


                                Performance Graph
                        April 2, 1996 - December 31, 1998

          Month         Nasdaq        Nasdaq          KVH       Nasdaq     Nasdaq           KVH
                        Stock  Telecommunications Industries,   Stock Telecommunications Industries,
                        Market        Stocks          Inc.      Market     Stocks           Inc.

         4/2/96(IPO)   365.460       597.474        6.500       100.00      100.00        100.00
         12/31/96      424.801       579.712        9.125       116.24       97.03        140.38
         12/31/97      521.159       858.435        5.063       142.60      143.68         77.88
         12/31/98      732.615     1,401.836        1.219       200.46      234.63         18.75





                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT


Principal Stockholders

     The following table sets forth certain information with respect to the beneficial ownership of the Common Stock as of March 31, 1999, by (i) each person known by the Company to own beneficially more than five percent of the Common Stock as of such date, (ii) each current director of the Company, (iii) each current executive officer of the Company, (iv) all current executive officers and directors of the Company as a group and (v) each person who served as an executive officer or director of the Company during the fiscal year ended December 31, 1998:


                      Beneficial Ownership of Common Stock

                                                                                 Shares Beneficially Owned(2)
Name(1)                                                                        Number                  Percent
Gerhard Swarovski(5)                                                             604,210                    8.45%
State of Wisconsin Investment Board
  P.O. Box 7842
  Madison, WI  53707                                                             595,000                    8.32%
Wellington Management Co. LLP
  75 State Street
  Boston, MA  02109                                                              504,500                    7.06%
Daniel Swarovski(6)                                                              480,000                    6.71%
Melanie Swarovski(7)                                                             480,000                    6.71%
Arent H. Kits van Heyningen(3)                                                   640,435                    8.96%
Josina de Smit (4)                                                               640,435                    8.96%
Martin A. Kits van Heyningen(8)                                                  483,131                    6.76%
Robert W. B. Kits van Heyningen                                                  420,899                    5.89%
James A. Saalfield                                                               292,420                    4.09%
Christopher T. Burnett(9)                                                         85,208                    1.19%
James S. Dodez(10)                                                                69,167                        *
Werner Trattner                                                                   47,000                        *
Mads E. Bjerre-Petersen                                                           33,661                        *
Richard C. Forsyth(10)                                                            37,083                        *
Bruce M. Costa(10)                                                                35,833                        *
Sid Bennett                                                                       25,000                        *
Stanley K. Honey                                                                  13,000                        *
Mark S. Ain                                                                       13,000                        *
All current directors and executive officers as a group (14 persons)           2,195,837                  30.47%
*Less than one percent.


 (1) The address of all directors and executive officers of the Company is c/o KVH Industries, Inc., 50 Enterprise Center, Middletown, RI 02482. The address of Gerhard Swarovski, Erika Swarovski, Melanie Swarovski and Daniel Swarovski is c/o Swarovski 18A, Wattens, Austria.
(2) The persons named in this table have sole voting and investment power with respect to the shares listed, except as otherwise indicated. The inclusion herein of shares listed as beneficially owned does not constitute an admission of beneficial ownership.
(3) Includes indirect beneficial ownership of 261,752 shares of Common Stock held by Arent H. Kits van Heyningen's spouse, Josina de Smit. Arent Kits van Heyningen is the father of Martin A. Kits van Heyningen and Robert W.B. Kits van Heyningen and disclaims beneficial ownership of his sons' shares.
(4) Includes indirect beneficial ownership of 378,683 shares of Common Stock held by Josina de Smit's spouse, Arent H. Kits van Heyningen. Josina de Smit is the mother of Martin A. Kits van Heyningen and Robert W.B. Kits van Heyningen and disclaims beneficial ownership of her sons' shares.
(5) Includes indirect beneficial ownership of 151,641 shares of Common Stock held by Gerhard Swarovski's spouse, Erica Swarovski. (6) Gerhard Swarovski is the father of Daniel Swarovski and disclaims beneficial ownership of his son's shares. (7) Gerhard Swarovski is the father of Melanie Swarovski and disclaims beneficial ownership of his daughter's shares. (8) Includes indirect beneficial ownership of 5,165 shares of Common Stock owned by Martin Kits van Heyningen's spouse. (9) Includes indirect beneficial ownership of 6,355 shares of Common Stock owned by Mr. Burnett's spouse and child. (10) Includes 6,667 shares issuable upon the exercise of outstanding options exercisable within 60 days of March 31, 1999.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater-than-10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely upon review of Forms 3 and 4 and amendments thereto furnished to the Company during fiscal 1998 and Form 5 and amendments thereto furnished to the Company with respect to fiscal 1998, or written representations that Form 5 was not required, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors and greater-than-10% stockholders were fulfilled in a timely manner.


                                  SOLICITATION

     No compensation will be paid by any person in connection with the solicitation of proxies. Brokers, banks and other nominees will be reimbursed for their out-of-pocket expenses and other reasonable clerical expenses incurred in obtaining instructions from beneficial owners of the Common Stock. In addition to the solicitation by mail, special solicitation of proxies may, in certain instances, be made personally or by telephone by directors, officers and certain employees of the Company. It is expected that the expense of such special solicitation will be nominal. All expenses incurred in connection with this solicitation will be borne by the Company.

                              SHAREHOLDER PROPOSALS

     Shareholder proposals for inclusion in the proxy materials related to the fiscal 1999 Annual Meeting of Stockholders or Special Meeting in lieu thereof must be received by the Company at its Executive Offices no later than December 20, 1999. Shareholders must notify the Company no later than March 5, 2000, of their intent to introduce proposals at the fiscal 1999 Annual Meeting of Stockholders, otherwise management can use its discretionary voting authority for the proposals when they are raised at the 1999 Annual Meeting of Stockholders.


                                  MISCELLANEOUS

     The Board does not intend to present to the Annual Meeting any business other than the proposals listed herein, and the Board was not aware, a reasonable time before mailing this Proxy Statement to stockholders, of any other business which may be properly presented for action at the Annual Meeting. If any other business should come before the Annual Meeting, the persons present will have discretionary authority to vote the shares they own or represent by proxy in accordance with their judgment. KPMG LLP, which has been selected by the Board of Directors as independent public accountants to audit the financial statements of the Company for the 1999 fiscal year, has served as auditors for the Company since 1986.


                              AVAILABLE INFORMATION

     Stockholders of record on March 31, 1999, will receive a Proxy Statement and the Company's 1998 Annual Report to Stockholders, which contains detailed financial information concerning the Company. The Company will mail, without charge, a copy of the Company's Annual Report on Form 10-K (excluding exhibits) to any stockholder solicited hereby who requests it in writing. Please submit any such written request to Alice Andrews, KVH Industries, Inc., 50 Enterprise Center, Middletown, Rhode Island, 02842.